Exhibit 10.11

AMENDMENT NO. 3 TO

DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO.3 TO DRUG DISCOVERY COLLABORATION AGREEMENT (this “Amendment”) effective as of October 13, 2014 (the “Amendment Date”), is made by and between Array BioPharma Inc., a Delaware corporation (“Array”), and Loxo Oncology, Inc., a Delaware corporation (“Loxo”).

WHEREAS, the parties previously entered into that certain Drug Discovery Collaboration Agreement dated as of July 3, 2013, as amended by Amendment No. 1 To Drug Discovery Collaboration Agreement dated November 26, 2013 and Amendment No. 2 To Drug Discovery Collaboration Agreement dated April 10, 2014 (collectively, the “Agreement”) and the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1. Section 2.10, as replaced by Amendment No.2 to this Agreement, is hereby deleted, and the following substituted therefor:

Targets. On or before the date that is nine (9) months after the Amendment Date to Amendment No. 2 to this Agreement, Loxo shall designate five (5) Targets from Exhibit B for which research activities will be discontinued. Upon such designation, such discontinued Targets shall cease to be Targets under this Agreement, and Exhibit B shall be deemed to be updated accordingly. On or before the date that is twenty one (21) months after the Amendment Date to Amendment No.2 to this Agreement, Loxo shall designate three (3) additional Targets from Exhibit B for which research activities will be discontinued; provided, however, that if on or before the date that is twenty (21) months after the Amendment Date to Amendment No. 2 to this Agreement Loxo provides to Array written notice and a payment of [***] (the ‘‘Extension Payment”), Loxo will only be required to designate two (2) additional Target from Exhibit B for which research activities will be discontinued at the end of such twenty one (21) months. Upon such designation, such additional discontinued Target(s) shall cease to be Target(s) under this Agreement, and Exhibit B shall be deemed to be updated accordingly. If Loxo made the Extension Payment, then on or before the date that is [***] after the Amendment Date to Amendment No.2 to this Agreement, Loxo shall designate one (1) additional Target from Exhibit B for which research activities will be discontinued unless Loxo provides to Array written notice and a payment of [***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(“Additive Payment”) in which case Loxo will not need to designate any more Targets from Exhibit B for discontinuation of research activities. Until such time as the eight (8) Targets (or seven (7) Targets if Loxo has made the Extension Payment and Additive Payment) have been designated for discontinuation, and notwithstanding Section 8.2.1 to the contrary, Loxo shall only have the right, at its discretion, to file provisional patent applications covering the applicable Active Compounds to the Targets from Exhibit B and will not convert such provisional patent applications to a non-provisional patent application or otherwise prosecute any non-provisional patent application covering such Active Compounds.

During the Discovery Program Term, but in no case more than two times in any one calendar year, Loxo may determine that research activities with respect to one or more Targets on Exhibit B should be discontinued (for example, and without limitation, because a Target has not yielded sufficient progress, or scientific literature suggests the Target is intractable or is not therapeutically relevant or for safety issues) and want to replace such Target with a substitute. Upon such determination by Loxo, Loxo shall provide written notice to Array of the Target(s) that Loxo desires to remove from Exhibit B (each such Target, an “Identified Target”) and will include in such notification up to three (3) suggested substitutes for each such Identified Target. After receipt of such notice, Array will promptly inform Loxo whether, as of the date of such written notice, the addition of such suggested substitute target would not: (i) violate any agreement that Array has with a Third Party; (ii) add a target that is the subject of Array’s own active and ongoing research (with existing commitment and expenditure of resources for such target), was the subject of previous significant research at Array, or is the subject of drugs in Array’s clinical development pipeline or marketed product portfolio; or (iii) add a target that Array is engaged in active, ongoing substantial negotiations (i.e., has agreed a term sheet containing material business terms) with a Third Party with respect to such target. If none of (i), (ii) or (iii) apply to any given suggested substitute target, such target shall be deemed an “Available Target”. Array may also suggest Available Targets to Loxo by providing written notice to Loxo. Upon submission by either Party of an Available Target, the Parties agree to perform a feasibility assessment regarding the Available Target(s) to assess the merits of adding such Target to the Discovery Plan. This feasibility assessment shall be concluded within ninety (90) days for all Available Targets identified in Loxo’s or Array’s notice (“Evaluation Period”). Following completion of such assessment the parties may by mutual agreement decide to replace any Identified Target with the applicable Available Target, provided that Loxo shall have a one-time right to override Array’s refusal to replace one Identified Target with an Available Target upon written notice to Array. Upon replacement of an Identified Target with an Available Target pursuant to the foregoing sentence, such Identified Target shall cease to be a Target, the selected Available Target shall be deemed a Target for the purposes of this Agreement, and Exhibit B shall be deemed to be updated accordingly. An Available Target that becomes

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

a Target shall not be subject to substitution for the term of this Agreement. If a suggested substitute target is not included in Exhibit B, then the fact that Loxo or Array proposed such target or is otherwise interested in such target (or molecules directed to such target), shall be Confidential Information of the Party proposing such target. Without limiting Section 4.3 of the Agreement, each Party agrees not to conduct (or commit to conduct) any activity, whether alone or with any Affiliate or Third Party, with respect to any target proposed by the other Party during the Evaluation Period other than for the purpose of assessing its chemical feasibility. In addition, each Party, when proposing a target to the other Party under this Section 2.1 0, shall not disclose to such other Party any Confidential Information regarding such target without such other Party’s prior consent.

2. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

LOXO ONCOLOGY, INC.		ARRAY BIOPHARMA INC.

By:	/s/ Joshua H. Bilenker	By:	/s/ David Snitman
Name:	Joshua H. Bilenker	Name:	David Snitman
Title:	CEO	Title:	COO, Vice President, Business Development

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.